EXECUTION COPY


                       AMENDMENT NO. 2 TO CREDIT AGREEMENT


        This AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of March 11, 1999 (this "Amendment"), amends in certain respects the Credit Agreement dated as of June 12, 1997, as amended and restated as of February 27, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Foamex L.P. ("Foamex" or the "Borrower"), FMXI, Inc. ("FMXI"), the institutions from time to time party thereto as Lenders, the institutions from time to time party thereto as Issuing Banks, Citicorp USA, Inc. ("Citicorp") as collateral agent (the "Collateral Agent") and The Bank of Nova Scotia, as funding agent (the "Funding Agent", and together with the Collateral Agent, the "Administrative Agents").

                              W I T N E S S E T H:

        WHEREAS, the Borrower (which has executed this Amendment) has requested the undersigned, which constitute the Requisite Lenders, to amend the Credit Agreement as set forth herein. The Lenders party hereto have agreed to amend the Credit Agreement to accommodate the request of the Borrower contained herein, subject to the terms set forth herein.

        NOW, THEREFORE, in consideration of the above recital of the Borrower, FMXI, the Lenders party hereto and the Administrative Agents agree as follows:

        SECTION 1. Defined Terms. Terms defined in the Credit Agreement and not otherwise defined herein have the meanings given such terms in the Credit Agreement.

        SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

        2.1. Amendment to "Applicable Margin" Definition. The definition of "Applicable Margin" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety by inserting the following in lieu thereof:

               'Applicable Margin' means at all times as follows:

               (a) with respect to the unpaid principal amount of each Revolving Loan maintained as a Base Rate Loan, the applicable percentage set forth in the chart below subclause (b) under the column entitled "Applicable Margin for Base Rate Loans";

               (b) with respect to the unpaid principal amount of each Revolving Loan maintained as a LIBO Rate Loan, the applicable percentage set forth in the chart below this subclause (b) under the column entitled "Applicable Margin for LIBO Rate Loans";

               Total Net Debt to     Applicable Margin     Applicable Margin
               EBDAIT Ratio          for LIBO Rate Loans   for Base Rate Loans
               ------------          -------------------   -------------------

               Less than 4.50               2.50%                 1.50%

               Greater than or              2.75%                 1.75%
               equal to 4.50 and
               less than 5.00

               Greater than or              3.00%                 2.00%
               equal to 5.00 and
               less than 5.50

               Greater than or              3.25%                 2.25%
               equal to 5.50;

               (c) with respect to the unpaid principal amount of each Term B Loan maintained as a Base Rate Loan: 2.50%;

               (d) with respect to the unpaid principal amount of each Term B Loan maintained as a LIBO Rate Loan: 3.50%;

               (e) with respect to the unpaid principal amount of each Term C Loan maintained as a Base Rate Loan: 2.75%;

               (f) with respect to the unpaid principal amount of each Term C Loan maintained as a LIBO Rate Loan: 3.75%;

               (g) with respect to the unpaid principal amount of each Term D Loan maintained as a Base Rate Loan: 2.875%; and

               (h) with respect to the unpaid principal amount of each Term D Loan maintained as a LIBO Rate Loan: 3.875%.

        The Total Net Debt to EBDAIT Ratio used to compute the Applicable Margin for Revolving Loans following the Effective Date shall be the Total Net Debt to EBDAIT Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agents; changes in the Applicable Margin for Revolving Loans resulting from a change in the Total Net Debt to EBDAIT Ratio shall become effective as to all applicable Loans upon delivery by the Borrower to the Administrative Agents of a new Compliance Certificate pursuant to Section 7.01(d)(ii). Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Total Net Debt to EBDAIT Ratio), the Applicable Margin for Revolving Loans shall be 3.25% for LIBO Rate Loans and 2.25% for Base Rate Loans, in each case for the period commencing on March 12, 1999 and ending on the delivery of the Compliance Certificate in respect of the Borrower=s fourth Fiscal Quarter of Fiscal Year 1999. If the

Borrower shall fail to deliver a Compliance Certificate within 50 days after the end of any Fiscal Quarter (or within 60 days, in the case of the last Fiscal Quarter of the Fiscal Year) as required pursuant to Section 7.01(d)(ii), the Applicable Margin from and including the 51st (or 61st, as the case may be) day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Administrative Agents a Compliance Certificate shall conclusively equal the highest Applicable Margin for Revolving Loans set forth above. If the Borrower delivers a Compliance Certificate pursuant to Section 7.01(d) (an "Annual Compliance Certificate") with respect to the audited annual financial statements of the Borrower and its Subsidiaries for a Fiscal Year which shows a variance in the computation of the Total Net Debt to EBDAIT Ratio from such computation set forth in the Compliance Certificate delivered pursuant to Section 7.01(d) (a "Monthly Compliance Certificate") in connection with the last month of such Fiscal Year and the result of such variance is that the Borrower received a decrease in the Applicable Margin for Revolving Loans upon the delivery of the Monthly Compliance Certificate which it would not have been entitled to receive based upon the Annual Compliance Certificate, then the Borrower shall, within five days, deliver to the Funding Agent for the pro rata distribution to the Lenders entitled to receive such payment, an amount equal to the difference between the interest which would have accrued on the applicable Loans which would have been payable if such higher Applicable Margin had been in effect and the actual accrual of interest on the applicable Loans based upon the incorrect Applicable Margin. Any change in the Applicable Margin for Revolving Loans shall be effective as of the effective date of any such change in such Applicable Margin with respect to any Revolving Loans then outstanding."

        2.2. Amendment to "EBDAIT" definition. The definition of "EBDAIT" in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety by inserting the following in lieu thereof:

               "'EBDAIT' means, for any period, (a) the sum of the amounts for such period of (i) Consolidated Net Income plus (ii) consolidated depreciation, amortization expense and other non-cash charges other than those described in the proviso below plus (iii) Consolidated Interest Expense plus (iv) Federal, state, local and foreign income taxes provided for by the Borrower and its Subsidiaries plus, without duplication, (v) any losses from the debt extinguishment and other charges incurred in connection with the Transaction in an aggregate amount not to exceed $12,000,000; (b) minus (i) extraordinary gains (or plus extraordinary losses) from asset sales calculated pursuant to GAAP for such period to the extent such gains or losses were included in the calculation of Consolidated Net Income minus (ii) interest or investment income; provided, however, that solely for the purpose of calculating
        Article X financial covenants for the fourth Fiscal Quarter of Fiscal Year 1998 and the first three Fiscal Quarters of Fiscal Year 1999, there shall be excluded from the computation of EBDAIT, non-recurring operating costs in an aggregate total amount of $25,100,000, all as more fully described in the Credit Facility Amendment Presentation, dated March 2, 1999."

        2.3. Amendment to "Net Worth" definition. The definition of "Net Worth" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety by inserting the following in lieu thereof:

        "'Net Worth' means, at any time, with respect to any Person (a) the sum of (i) total consolidated assets of such Person plus (ii) non-recurring charges incurred in connection with the acquisition of the assets and liabilities of Crain Industries and its Subsidiaries in an aggregate amount not to exceed $27,500,000, plus (iii) the redemption premium paid on the Existing Crain Notes, plus (iv) non-recurring operating costs in an aggregate total amount of $25,100,000, all as more fully described in the Credit Facility Amendment Presentation dated March 2, 1999, minus (b) total consolidated liabilities of such Person (it being understood that Equity Interests in such Person shall not constitute liabilities except to the extent such Equity Interests are Indebtedness). Assets and liabilities shall be determined in accordance with

GAAP, except that Investments in and moneys due from Affiliates of the Borrower and its Subsidiaries (other than (A) Investments in Affiliates permitted under Section 9.04(iv) and (B) other Investments permitted under Section 9.04 (other than Section 9.04(x)) and not recorded as an asset under GAAP, shall be added back to total consolidated assets) shall be excluded from or added back, as applicable, to total consolidated assets of the Borrower and its Subsidiaries (other than trade receivables due from Affiliates incurred in the ordinary course of business less than sixty (60) days past due)."

        2.4. Amendment to Article X. Sections 10.01, 10.02, 10.03 and 10.04 of
Article X of the Credit Agreement are each hereby amended and restated in their entirety by inserting the following in lieu thereof (1/):


        "10.01 Minimum Net Worth. The Net Worth of the Borrower and its Subsidiaries on a consolidated basis at all times during any period from the last day of the Fiscal Quarter in each Fiscal Year of the Borrower set forth below to the next to last day of the next succeeding Fiscal Quarter shall not be less than the minimum amount set forth opposite the first such Fiscal Quarter:



Fiscal Quarter                                     Minimum Net Worth
--------------                                      (in millions)
                                                    -------------

Fourth fiscal quarter of 1997                            $(146.4)

First fiscal quarter of 1998                              (150.0)

Second fiscal quarter of 1998                             (142.5)

Third fiscal quarter of 1998                              (135.0)

Fourth fiscal quarter of 1998                           [(142.0)]

First fiscal quarter of 1999                            [(139.5)]

Second fiscal quarter of 1999                           [(130.5)]

Third fiscal quarter of 1999                            [(120.9)]

Fourth fiscal quarter of 1999                           [(116.8)]

First fiscal quarter of 2000                            [(111.5)]

Second fiscal quarter of 2000                           [(106.2)]

Third fiscal quarter of 2000                            [(100.9)]

Fourth fiscal quarter of 2000                            [(90.0)]

First fiscal quarter of 2001                             [(84.0)]

Second fiscal quarter of 2001                            [(79.0)]

Third fiscal quarter of 2001                             [(74.0)]

Fourth fiscal quarter of 2001                            [(65.0)]

--------
1/ Brackets indicate new information. The remainder of the data remains unchanged.

Fiscal Quarter                                     Minimum Net Worth
--------------                                       (in millions)
                                                    -------------

First fiscal quarter of 2002                                (33.4)

Second fiscal quarter of 2002                               (25.7)

Third fiscal quarter of 2002                                (15.5)

Fourth fiscal quarter of 2002                                (5.3)

First fiscal quarter of 2003                                  1.2

Second fiscal quarter of 2003                                 9.6

Third fiscal quarter of 2003                                 20.7

Fourth fiscal quarter of 2003                                31.9

First fiscal quarter of 2004                                 38.9

Second fiscal quarter of 2004                                47.8

Third fiscal quarter of 2004                                 59.7

Fourth fiscal quarter of 2004                                71.6

First fiscal quarter of 2005                                 79.5

Second fiscal quarter of 2005                                89.7

Third fiscal quarter of 2005                                103.2

Fourth fiscal quarter of 2005                               116.8

First fiscal quarter of 2006                                123.8

Second fiscal quarter of 2006                               131.8

Third fiscal quarter of 2006                                136.8

Fourth fiscal quarter of 2006  and                          141.8
thereafter"


        "10.02 Minimum Interest Coverage Ratio10.02 Minimum Interest Coverage Ratio. The Interest Coverage Ratio of the Borrower and its Subsidiaries on a consolidated basis, as determined as of the last day of each Fiscal Quarter of the Borrower set forth below for the four Fiscal Quarter period ending on such date, shall not be less than the minimum ratio set forth opposite such Fiscal
Quarter:

Fiscal Quarter                             Minimum Ratio
--------------                             -------------

Fourth fiscal quarter of 1997                2.50:1.00

First fiscal quarter of 1998                 2.00:1.00

Second fiscal quarter of 1998                2.00:1.00

Fiscal Quarter                             Minimum Ratio
--------------                             -------------

Third fiscal quarter of 1998                 2.00:1.00

Fourth fiscal quarter of 1998               [1.70:1.00]

First fiscal quarter of 1999                [1.60:1.00]

Second fiscal quarter of 1999               [1.60:1.00]

Third fiscal quarter of 1999                [1.60:1.00]

Fourth fiscal quarter of 1999               [1.80:1.00]

First fiscal quarter of 2000                [1.80:1.00]

Second fiscal quarter of 2000               [1.80:1.00]

Third fiscal quarter of 2000                [1.80:1.00]

Fourth fiscal quarter of 2000               [2.00:1.00]

First fiscal quarter of 2001                [2.00:1.00]

Second fiscal quarter of 2001               [2.00:1.00]

Third fiscal quarter of 2001                [2.00:1.00]

Fourth fiscal quarter of 2001               [2.00:1.00]

First fiscal quarter of 2002                 2.75:1.00

Second fiscal quarter of 2002                2.75:1.00

Third fiscal quarter of 2002                 2.75:1.00

Fourth fiscal quarter of 2002                3.00:1.00

First fiscal quarter of 2003                 3.00:1.00

Second fiscal quarter of 2003                3.00:1.00

Third fiscal quarter of 2003                 3.00:1.00

Fourth fiscal quarter of 2003                3.00:1.00

First fiscal quarter of 2004                 3.00:1.00

Second fiscal quarter of 2004                3.00:1.00

Third fiscal quarter of 2004                 3.00:1.00

Fourth fiscal quarter of 2004                3.00:1.00

First fiscal quarter of 2005                 3.00:1.00

Fiscal Quarter                             Minimum Ratio
--------------                             -------------

Second fiscal quarter of 2005                3.00:1.00

Third fiscal quarter of 2005                 3.00:1.00

Fourth fiscal quarter of 2005                3.00:1.00

First fiscal quarter of 2006                 3.00:1.00

Second fiscal quarter of 2006 and            3.00:1.00
thereafter"


        "10.03 Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries on a consolidated basis, as determined as of the last day of each Fiscal Quarter of the Borrower set forth below for the four Fiscal Quarter period ending on such date, shall not be less than the minimum ratio set forth opposite such Fiscal Quarter:


Fiscal Quarter                             Minimum Ratio
--------------                             -------------

Fourth fiscal quarter of 1997                  1.10:1.00

First fiscal quarter of 1998                   1.10:1.00

Second fiscal quarter of 1998                  1.10:1.00

Third fiscal quarter of 1998                   1.10:1.00

Fourth fiscal quarter of 1998                  1.25:1.00

First fiscal quarter of 1999                  [1.10:1.00]

Second fiscal quarter of 1999                 [1.10:1.00]

Third fiscal quarter of 1999                  [1.10:1.00]

Fourth fiscal quarter of 1999                  1.25:1.00

First fiscal quarter of 2000                   1.00:1.00

Second fiscal quarter of 2000                  1.00:1.00

Third fiscal quarter of 2000                   1.00:1.00

Fourth fiscal quarter of 2000                  1.00:1.00

First fiscal quarter of 2001                   1.25:1.00

Second fiscal quarter of 2001                  1.25:1.00

Third fiscal quarter of 2001                   1.25:1.00

Fiscal Quarter                             Minimum Ratio
--------------                             -------------

Fourth fiscal quarter of 2001                  1.25:1.00

First fiscal quarter of 2002                   1.25:1.00

Second fiscal quarter of 2002                  1.25:1.00

Third fiscal quarter of 2002                   1.25:1.00

Fourth fiscal quarter of 2002                  1.25:1.00

First fiscal quarter of 2003                   1.25:1.00

Second fiscal quarter of 2003                  1.25:1.00

Third fiscal quarter of 2003                   1.25:1.00

Fourth fiscal quarter of 2003                  1.25:1.00

First fiscal quarter of 2004                   1.00:1.00

Second fiscal quarter of 2004                  1.00:1.00

Third fiscal quarter of 2004                   1.00:1.00

Fourth fiscal quarter of 2004                  1.00:1.00

First fiscal quarter of 2005                   1.00:1.00

Second fiscal quarter of 2005                  1.00:1.00

Third fiscal quarter of 2005                   1.00:1.00

Fourth fiscal quarter of 2005                  1.00:1.00

First fiscal quarter of 2006                   1.00:1.00

Second fiscal quarter of 2006 and              1.00:1.00
thereafter"

        "10.04 Maximum Leverage RatioA10.04 Maximum Leverage Ratio. The Total Net Debt to EBDAIT Ratio of the Borrower and its Subsidiaries on a consolidated basis, as determined as of the last day of each Fiscal Quarter of the Borrower set forth below for the four Fiscal Quarter period ending on such date, shall not exceed the maximum ratio set forth below:


Fiscal Quarter                             Maximum Ratio
--------------                             -------------

Fourth fiscal quarter of 1997                  5.75:1.00

First fiscal quarter of 1998                   5.50:1.00

Second fiscal quarter of 1998                  5.50:1.00

Fiscal Quarter                             Maximum Ratio
--------------                             -------------

Third fiscal quarter of 1998                   5.25:1.00

Fourth fiscal quarter of 1998                 [6.00:1.00]

First fiscal quarter of 1999                  [6.00:1.00]

Second fiscal quarter of 1999                 [6.00:1.00]

Third fiscal quarter of 1999                  [6.00:1.00]

Fourth fiscal quarter of 1999                 [5.50:1.00]

First fiscal quarter of 2000                  [5.50:1.00]

Second fiscal quarter of 2000                 [5.50:1.00]

Third fiscal quarter of 2000                  [5.50:1.00]

Fourth fiscal quarter of 2000                 [4.75:1.00]

First fiscal quarter of 2001                  [4.75:1.00]

Second fiscal quarter of 2001                 [4.75:1.00]

Third fiscal quarter of 2001                  [4.75:1.00]

Fourth fiscal quarter of 2001                 [4.25:1.00]

First fiscal quarter of 2002                   3.00:1.00

Second fiscal quarter of 2002                  3.00:1.00

Third fiscal quarter of 2002                   3.00:1.00

Fourth fiscal quarter of 2002                  3.00:1.00

First fiscal quarter of 2003                   3.00:1.00

Second fiscal quarter of 2003                  3.00:1.00

Third fiscal quarter of 2003                   3.00:1.00

Fourth fiscal quarter of 2003                  3.00:1.00

First fiscal quarter of 2004                   3.00:1.00

Second fiscal quarter of 2004                  3.00:1.00

Third fiscal quarter of 2004                   3.00:1.00

Fourth fiscal quarter of 2004                  3.00:1.00

First fiscal quarter of 2005                   3.00:1.00

Fiscal Quarter                             Maximum Ratio
--------------                             -------------

Second fiscal quarter of 2005                  3.00:1.00

Third fiscal quarter of 2005                   3.00:1.00

Fourth fiscal quarter of 2005                  3.00:1.00

First fiscal quarter of 2006                   3.00:1.00

Second fiscal quarter of 2006 and              3.00:1.00
thereafter"


        SECTION 3. Consent to Amendment to the Foamex International Guaranty. The Lenders signatory hereto hereby consent to an amendment of clause (A)(iii) of Section 4.1.1 of the Foamex International Guaranty whereby the following language shall be inserted between the phrase Athe proceeds of which shall be retained by the Guarantor" and the word "and":

        "or may be used by the Guarantor to repay indebtedness owed to Subsidiaries of the Guarantor".


        SECTION 4. Conditions to Effectiveness. This Amendment shall become effective on the date hereof (the "Effective Date"), provided, that the following conditions precedent have been satisfied (unless waived by the Requisite Lenders or unless the deadline for delivery has been extended by the Administrative Agents):

        (i) Documents. The Administrative Agents shall have received on or before the Effective Date all of the following in form and substance satisfactory to the Requisite Lenders:

               (a) this Amendment duly executed and in form and substance satisfactory to the Requisite Lenders; and

               (b) such additional documentation as the Administrative Agents or any of the Requisite Lenders may reasonably request.

               (ii) Consents. The Borrower shall have received all material consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all material consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow the Borrower to lawfully and without risk of rescission, execute, deliver and perform, in all material respects, its obligations under this Amendment and the Transaction Documents to which it is, or is to be, a party and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith.

               (iii) Amendment Fee. The Administrative Agents shall have received from the Borrower, on behalf of each Lender which has executed this Amendment on or prior to the Effective Date, an amendment fee in the amount of 3 of 1% of the outstanding Commitment and Loans of such Lender under the Credit Agreement.

               (iv) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and neither Administrative Agent shall have received, on or prior to the Effective Date, any notice that litigation is pending or threatened which is likely to, impose or result in the imposition of a Material Adverse Effect.

               (v) No Change in Condition. No change in the condition (financial or otherwise), business, performance, properties, assets, operations or prospects of either Borrower or any of its Subsidiaries and its subsidiaries shall have occurred since December 29, 1997, which change, in the judgment of the Lenders, will have or is reasonably likely to have a Material Adverse Effect.

               (vi) No Default. After giving effect to this Amendment, no Event of Default or Potential Event of Default shall have occurred.

               (vii) Representations and Warranties. All of the representations and warranties contained in Section 6.01 of the Credit Agreement and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date.

        SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders party hereto that (i) the execution, delivery and performance of this Amendment by the Borrower are within the Borrower=s partnership powers and have been duly authorized by all necessary partnership action, and (ii) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors= rights generally or by equitable principles generally.

        SECTION 6.  Reference to and Effect on the Loan Documents.

        6.1. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

        6.2. Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

        6.3. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agents under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

        6.4. As of the Effective Date (after giving effect to this Amendment), the Borrower is in compliance in all material respects with all applicable terms, conditions and covenants of the Credit Agreement and other Loan Documents.

        SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO NEW YORK CONFLICTS OF LAWS PRINCIPLES.

        SECTION 9. Guarantor Consent. By its signature below, Foamex International hereby (i) consents to this Amendment in its capacity as a guarantor under the Foamex International Guaranty, (ii) affirms its obligations under such guaranty and (iii) agrees that any and all proceeds received by Foamex International (net of paid (x) costs of sale and (y) costs of terminating aircraft operations) as a result of the sale of its aircraft shall, within one business day of receipt by Foamex International, be distributed to Subsidiaries of the Guarantor as repayment of amounts owing by Foamex International to such Subsidiaries.

        SECTION 10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

        SECTION 11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.


                                   FOAMEX L.P.
                                   By:  FMXI, Inc., Its Managing General Partner


                                   By    /s/  Philip N. Smith, Jr.
                                     -----------------------------
                                     Name: Philip N. Smith, Jr.
                                     Title: Vice President

                                   FMXI, INC.


                                   By    /s/  Philip N. Smith, Jr.
                                     -----------------------------
                                     Name: Philip N. Smith, Jr.
                                     Title: Vice President

                                   FOAMEX INTERNATIONAL INC., as a guarantor


                                   By    /s/  Philip N. Smith, Jr.
                                     -----------------------------
                                     Name: Philip N. Smith, Jr.
                                     Title: Senior Vice President

                                   CITIBANK, N.A., as Issuing Bank


                                   By    /s/ Shapleigh B. Smith
                                     -----------------------------
                                     Name: Shapleigh B. Smith
                                     Title: Vice President

                                   CITICORP USA, INC., as Administrative Agent,
                                   Collateral Agent, individually as a Lender, and as Intercreditor Collateral Agent


                                   By    /s/ Shapleigh B. Smith
                                     -----------------------------
                                     Name: Shapleigh B. Smith
                                     Title: Vice President

                                   THE BANK OF NOVA SCOTIA, as Administrative
                                   Agent, Funding Agent, Issuing Bank,
                                   individually as a Lender, and as
                                   Intercreditor Agent


                                   By    /s/ B. S. Allen
                                     -----------------------------
                                     Name: B. S. Allen
                                     Title: Senior Relationship Manager

                                   AERIES FINANCE LTD.


                                   By    /s/  Andrew Ian Wignall
                                     -----------------------------
                                     Name: Andrew Ian Wignall
                                     Title: Director

                                   ALLSTATE LIFE INSURANCE COMPANY


                                   By    /s/  Jerry D. Zinkula
                                     -----------------------------
                                     Name: Jerry D. Zinkula


                                   By    /s/  Charles D. Mires
                                     -----------------------------
                                     Name: Charles D. Mires


                                     Its Authorized Signatories

                                   ALLSTATE INSURANCE COMPANY


                                   By    /s/  Jerry D. Zinkula
                                     -----------------------------
                                     Name: Jerry D. Zinkula
                                     Title: Authorized Signatory


                                   By    /s/  Charles D. Mires
                                     -----------------------------
                                     Name: Charles D. Mires
                                     Title: Authorized Signatory

                                   BALANCED HIGH-YIELD FUND I LTD.
                                   By: BHF-Bank Aktiengesellschaft acting
                                       through its New York Branch as
                                       Attorney-In-Fact


                                   By    /s/  Steven Alexander
                                     -----------------------------
                                     Name: Steven Alexander
                                     Title: Assistant Treasurer


                                   By    /s/  Thomas Scifo
                                     -----------------------------
                                     Name: Thomas Scifo
                                     Title: Assistant Vice President

                                   THE BANK OF NEW YORK


                                     By  /s/  Walter C. Parelli
                                     -----------------------------
                                     Name: Walter C. Parelli
                                     Title: Vice President

                                   BANKBOSTON, N.A.


                                   By    /s/  Maura C. Wadlinger
                                     -----------------------------
                                     Name: Maura C. Wadlinger
                                     Title: Vice President

                                   CERES FINANCE LTD.


                                   By    /s/  John H. Cullihane
                                     -----------------------------
                                     Name: John H. Cullihane
                                     Title: Director

                                   CAPTIVA FINANCE LTD.


                                   By    /s/  John H. Cullihane
                                     -----------------------------
                                     Name: John H. Cullihane
                                     Title: Director

                                   COMMERCIAL LOAN FUNDING TRUST I
                                   By: Lehman Commercial Paper Inc., not in its
                                       individual capacity, but solely as
                                       Administrative Agent


                                   By    /s/  Michele Swanson
                                     -----------------------------
                                     Name: Michele Swanson
                                     Title: Authorized Signatory


                                   By
                                     -----------------------------
                                     Name:
                                     Title:

                                   COMPAGNIE FINANCIERE DE CIC ET DE
                                    L'UNION EUROPEENNE


                                   By    /s/  Brian O'Leary
                                     -----------------------------
                                     Name: Brian O'Leary
                                     Title: Vice President


                                   By    /s/  Sean Mounier
                                     -----------------------------
                                     Name: Sean Mounier
                                     Title: First Vice President

                                   CREDIT LYONNAIS NEW YORK BRANCH


                                   By    /s/  Vladimir Labun
                                     -----------------------------
                                     Name: Vladimir Labun
                                     Title: First Vice President-Manager

                                   CRESCENT/MACH I PARTNERS, L.P.
                                   By: TCW Asset Management Company Its
                                       Investment Manager


                                   By    /s/  Mark L. Gold
                                     -----------------------------
                                     Name: Mark L. Gold
                                     Title: Managing Director

                                   CYPRESSTREE INVESTMENT MANAGEMENT
                                   COMPANY, INC.
                                   As: Attorney-in-Fact and on behalf of First
                                       Allmerica Financial Life Insurance
                                       Company as Portfolio Manager


                                   By    /s/  Philip C. Robbins
                                     -----------------------------
                                     Name: Philip C. Robbins
                                     Title: Principal

                                   DEBT STRATEGIES FUND, INC.


                                   By    /s/  Colleen M. Cunniffe
                                     -----------------------------
                                     Name: Colleen M. Cunniffe
                                     Title: Authorized Signatory

                                   DEEPROCK & COMPANY
                                   By: Eaton Vance Management
                                       as Investment Advisor

                                   By    /s/  Scott H. Page
                                     -----------------------------
                                     Scott H. Page
                                     Vice President and Portfolio
                                      Manager

                                   DELANO COMPANY
                                   By: Pacific Investment Management Company, as
                                       its Investment Advisor


                                   By: PIMCO Management Inc., a general partner


                                   By    /s/
                                     -----------------------------
                                    Name:
                                    Title:

                                   EATON VANCE SENIOR INCOME TRUST
                                   By: Eaton Vance Management as Investment
                                       Advisor

                                         /s/   Scott H. Page
                                     -----------------------------
                                     Scott H. Page
                                     Vice President and Portfolio Manager

                                   THE FUJI BANK, LIMITED, NEW YORK BRANCH


                                   By    /s/  Teiji Teramoto
                                     -----------------------------
                                     Name: Teiji Teramoto
                                     Title: Vice President and Manager

                                   GENERAL ELECTRIC CAPITAL CORPORATION


                                   By    /s/ J. Williams
                                     -----------------------------
                                     Name: J. Williams
                                     Title:

                                   IMPERIAL BANK


                                   By    /s/  Jamie Harney
                                     -----------------------------
                                     Name: Jamie Harney
                                     Title: Vice President

                                   KZH CRESCENT LLC


                                   By    /s/  Virginia Conway
                                     -----------------------------
                                     Name: Virginia Conway
                                     Title: Authorized Agent

                                   KZH CRESCENT-2 LLC


                                   By    /s/  Virginia Conway
                                     -----------------------------
                                     Name: Virginia Conway
                                     Title: Authorized Agent

                                   KZH LANGDALE LLC


                                   By    /s/  Virginia Conway
                                     -----------------------------
                                     Name: Virginia Conway
                                     Title: Authorized Agent

                                   KZH ING-1 LLC


                                   By    /s/  Virginia Conway
                                     -----------------------------
                                     Name: Virginia Conway
                                     Title: Authorized Agent

                                   KZH SOLEIL LLC


                                   By    /s/  Virginia Conway
                                     -----------------------------
                                     Name: Virginia Conway
                                     Title: Authorized Agent

                                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                                   By    /s/  Steven J. Katz
                                     -----------------------------
                                     Name: Steven J. Katz
                                     Title: Second Vice President and Associate
                                            General Counsel

                                   MASSMUTUAL HIGH YIELD PARTNERS II, LLC

                                   By: HYP MANAGEMENT INC. AS
                                       MANAGING MEMBER

                                   By    /s/  John B. Joyce
                                     -----------------------------
                                     Name: John B. Joyce
                                     Title: Vice President

                                   MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                                   By    /s/  Colleen M. Cunniffe
                                     -----------------------------
                                    Name: Colleen M. Cunniffe
                                     Title: Authorized Signatory

                                   MERRILL LYNCH GLOBAL INVESTMENT SERIES:
                                   INCOME STRATEGIES PORTFOLIO
                                   By: Merrill Lynch Asset Management, L.P., as
                                       Investment Advisor


                                   By    /s/  Colleen M. Cunniffe
                                     -----------------------------
                                     Name: Colleen M. Cunniffe
                                     Title: Authorized Signatory

                                   METROPOLITAN LIFE INSURANCE COMPANY


                                   By    /s/  James R. Dingler
                                     -----------------------------
                                     Name: James R. Dingler
                                     Title: Director

                                   THE MITSUBISHI TRUST AND BANKING CORPORATION


                                   By    /s/  Toshihiro Hayashi
                                     -----------------------------
                                     Name: Toshihiro Hayashi
                                     Title: Senior Vice President

                                   ML CBO IV (CAYMAN) LTD.
                                   By: Highland Capital Management L.P., as
                                       Collateral Manager


                                   By    /s/  James Dondero
                                     -----------------------------
                                     Name: James Dondero, CFA, CPA
                                     Title: President

                                   NATEXIS BANQUE (formerly Banque Francaise du Commerce Exterieur)


                                   By    /s/   Jordan Sadler
                                     -----------------------------
                                     Name: Jordan Sadler
                                     Title: Associate


                                   By    /s/  Frank H. Madden, Jr.
                                     -----------------------------
                                     Name: Frank H. Madden, Jr.
                                     Title: Vice President and Group Manager

                                   THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                   COMPANY


                                   By    /s/  Richard A. Strait
                                     -----------------------------
                                     Name: Richard A. Strait
                                     Title: Its Autorized Representative

                                   NATIONSBANK, N.A.


                                   By    /s/   Steve A. Aronowitz
                                     -----------------------------
                                     Name: Steve A. Aronowitz
                                     Title: Managing Director

                                   ORIX USA CORPORATION


                                   By    /s/  Hiroyuki Miyauchi
                                     -----------------------------
                                     Name: Hiroyuki Miyauchi
                                     Title: Executive Vice President

                                   OCTAGON LOAN TRUST
                                   By: Octagon Credit Investors, as manager


                                   By    /s/  Joyce C. DeLucca
                                     -----------------------------
                                     Name: Joyce C. DeLucca
                                     Title: Managing Director

                                   OXFORD STRATEGIC INCOME FUND
                                   By: Eaton Vance Management
                                       as Investment Advisor

                                   By    /s/  Scott H. Page
                                     -----------------------------
                                     Name: Scott H. Page
                                     Title: Vice President and
                                            Portfolio Manager

                                   PAMCO CAYMAN LTD.
                                   By: Highland Capital Management, L.P., as
                                       Collateral Manager


                                   By    /s/  James Dondero
                                     -----------------------------
                                     Name: James Dondero, CFA, CPA
                                     Title: President

                                   PAM CAPITAL FUNDING, L.P.
                                   By: Highland Capital Management, L.P., as
                                       Collateral Manager


                                   By    /s/  James Dondero
                                     -----------------------------
                                     Name: James Dondero, CFA, CPA
                                     Title: President

                                   PILGRIM PRIME RATE TRUST
                                   By: Pilgrim Investments, Inc., as its
                                       Investment Manager


                                   By    /s/   Charles E. LeMieux
                                     -----------------------------
                                     Name: Charles E. LeMieux
                                     Title: Assistant Vice President

                                   ROYALTON COMPANY
                                   By: Pacific Investment Management Company, as
                                       its Investment Advisor
                                   By: PIMCO Management Inc., a general partner


                                   By    /s/  Bradley W. Paulson
                                     -----------------------------
                                     Name: Bradley W. Paulson
                                     Title: Vice President

                                   SENIOR HIGH INCOME PORTFOLIO, INC.


                                   By    /s/  Colleen M. Cunniffe
                                     -----------------------------
                                     Name: Colleen M. Cunniffe
                                     Title: Authorized Signatory

                                   STRATA FUNDING LTD.


                                     By    /s/  John M. Cullihane
                                     -----------------------------
                                     Name: John M. Cullihane
                                     Title: Director

                                   SENIOR DEBT PORTFOLIO
                                   By: Boston Management and Research, as
                                       Investment Advisor


                                   By    /s/  Scott H. Page
                                     -----------------------------
                                     Name: Scott H. Page
                                     Title: Vice President

                                   TCW LEVERAGED INCOME TRUST, L.P.
                                   By: TCW Advisers (Bermuda), Ltd., as General
                                       Partner


                                   By    /s/  Mark L. Gold
                                     -----------------------------
                                     Name: Mark L. Gold
                                     Title: Managing Director

                                   By: TCW Investment Management Company, as
                                       Investment Adviser


                                   By    /s/   Justin L. Driscoll
                                     -----------------------------
                                     Name: Justin L. Driscoll
                                     Title: Senior Vice President

                                   TORONTO DOMINION (TEXAS), INC.



                                   By    /s/  Azar S. Azarpour
                                     -----------------------------
                                     Name: Azar S. Azarpour
                                     Title: Vice President

                                   VAN KAMPEN CLO I, LIMITED
                                   By: Van Kampen American Capital Management
                                       Inc., as Collateral Manager


                                   By    /s/  Jeffrey W. Maillet
                                     -----------------------------
                                     Name: Jeffrey W. Maillet
                                     Title: Senior Vice President and Director

                                   VAN KAMPEN PRIME RATE INTEREST TRUST


                                   By    /s/  Jeffrey W. Maillet
                                     -----------------------------
                                     Name: Jeffrey W. Maillet
                                     Title: Senior Vice President and Director